Exhibit 3.1

WASHINGTON REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED BYLAWS

ADOPTED OCTOBER 22, 2009

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Trust in the State of Maryland shall be located at such place as the Board of Trustees may designate.

Section 2. ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set by the Board of Trustees and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held on the date and at the time set by the Board of Trustees.

Section 3. SPECIAL MEETINGS.

(a) General. Either the chairman of the board, the president and chief executive officer, or the Board of Trustees may call a special meeting of the shareholders. Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the secretary of the Trust to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b) Shareholder-Requested Special Meetings. (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting

(the “Request Record Date”). The Record Date Request Notice (A) shall set forth the purpose of the meeting and the matters proposed to be acted on at it, (B) shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), (C) shall bear the date of signature of each such shareholder (or such agent) and (D) shall set forth all information relating to (i) each such shareholder, (ii) each individual whom the shareholder proposes to nominate for election or reelection as a Trustee and (iii) each matter proposed to be acted on at the meeting, in each case that would be required to be disclosed in connection with the solicitation of proxies for the election of Trustees or the election of each such individual, as applicable in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede, and shall not be more than ten days after, the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2) In order for any shareholder to request a special meeting, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest of the Trust which are owned beneficially or of record by each such shareholder, and (iii) the nominee holder for, and number of, shares of beneficial interest of the Trust owned beneficially but not of record by such shareholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including the Trust’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (subject to the penultimate sentence of Section 3(b)(6) below) (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for any special meeting, each of the chairman of the board, the president and chief executive officer, and the Board of Trustees may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, then (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and instead send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered, the secretary may send to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting as well as either (x) written notice of the Trust’s intention to revoke the notice of the meeting, if such notice is sent at any time before ten days before the commencement of the meeting, or (y) written notice of the intent of the chairman of the meeting to adjourn the meeting without action on the matter. If a notice is given pursuant to clause (ii) of the immediately preceding sentence, then in accordance with said clause (ii) either (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) Either the chairman of the board, the president and chief executive officer, or the Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting, as well as to each shareholder not entitled to vote who is entitled to notice of the meeting, notice in accordance with the following sentence stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. Any and all notices to which shareholders hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to shareholders of record at their last known post office address as recorded on the register of the Trust. [§5.9] The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless a shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 12(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 12(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or,

in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the president and chief executive officer, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Trustees, or, in the absence of such appointment, an individual appointed by the chairman of the meeting, shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with the meeting procedures, rules or guidelines set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If such quorum is not established at any meeting of the shareholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present either in person or by proxy at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than required to establish a quorum.

Section 7. VOTING. Except as expressly set forth in the Declaration of Trust, any matter requiring a vote of shareholders shall be approved by a vote of the holders of a majority of shares. Only shareholders of record of such shares shall be entitled to vote and each full share shall be entitled to one vote. Fractional shares shall not be entitled to any vote. [§7.5] Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 8. PROXIES. At any meeting of the shareholders, any shareholder entitled to vote thereat may vote by proxy. [§7.5] A shareholder may also vote in person at any meeting of shareholders. A proxy may be executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy (and, if requested by the secretary, evidence of authorization of such proxy) shall be filed with the secretary before or at the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. When any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. [§7.5]

Shares of beneficial interest of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or fiduciary may vote shares of beneficial interest registered in the name of such person in the capacity of such trustee or fiduciary, either in person or by proxy.

Shares purchased or otherwise acquired by the Board of Trustees for the account of the Trust shall not so long as they belong to the Trust either receive dividends (except that they shall be entitled to receive dividends payable in shares of the Trust) or be voted at any meeting of the shareholders. [§6.3]

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth (i) the class of shareholders who may make the certification, (ii) the purpose for which the certification may be made, (iii) the form of certification, (iv) the information to be contained in it, (v) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust, and (vi) any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification by the secretary of the Trust, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.

Section 10. INSPECTORS. The Board of Trustees or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (i) determine the number of shares of beneficial interest represented at the meeting in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. REPORTS TO SHAREHOLDERS. The Trust shall make such reports to its shareholders as are required by Section 7.6 of the Declaration of Trust.

Section 12. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS.

(a) Annual Meetings of Shareholders. (1) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice by the shareholder as provided for in paragraph (2) of this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated by such shareholder or on such other business proposed by such shareholder (whichever or both is/are applicable) and who has complied with this Section 12(a).

(2) For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and, in the case of other business, such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 12 and shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(3) Such shareholder’s notice shall set forth:

(i) as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder;

(ii) as to any business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;

(iii) as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person,

(A) the class, series and number of all shares of beneficial interest or other securities of the Trust or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person;

(C) whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect of which is to (I) manage risk or benefit of changes in the price of Company Securities for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities; and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 12(a) and any Proposed Nominee,

(A) the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee, and

(B) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person; and

(v) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such shareholder’s notice.

(4) Such Shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Trustee that has not been disclosed to the Trust and (b) will serve as a Trustee of the Trust if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the shareholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

(5) Notwithstanding anything in this subsection (a) of this Section 12 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a shareholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Trust.

(6) For purposes of this Section 12, “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or Shareholder Associated Person.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) by or at the direction of the Board of Trustees, (ii) by a shareholder that has requested that a special meeting be called for the purpose of electing Trustees in compliance with Section 3 of this Article II and that has supplied the information required by Section 3 of this Article II about each individual whom the shareholder proposes to nominate for election as a Trustee or (iii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing Trustees, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 12 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated by such shareholder and who has complied with the notice procedures set forth in this Section 12. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any such shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting if the shareholder’s notice containing the information required by paragraph (a)(3) of this Section 12 is delivered to the secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c) General. (1) If information submitted pursuant to this Section 12 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 12. Any such submitting shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Trust or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 12 and (B) a written update of any information submitted by the shareholder pursuant to this Section 12 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 12.

(2) Only such individuals who are nominated in accordance with this Section 12 shall be eligible for election by shareholders, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 12. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.

(3) “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 12 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

ARTICLE III

TRUSTEES

Section 1. GENERAL POWERS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. The Board of Trustees shall have the powers enumerated in the Declaration of Trust.

Section 2. NUMBER, TENURE, QUALIFICATIONS AND RESIGNATION. The number of Trustees shall not be less than three nor more than 11. [§8.1] At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, subject to the limitations set forth in the previous sentence. The tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. Each Trustee shall serve until his or her successor is duly elected and qualifies.

The Trustees shall be individuals of full age, not under any legal disability, and no person shall qualify as a Trustee until he or she shall have either signed the Declaration of Trust or agreed in writing to be bound in all respects by the Declaration of Trust. No Trustee shall be required to give bond, surety or security to secure the performance of his or her duties or obligations. [§8.2] No person shall be nominated for election as a Trustee or appointed or elected to fill a vacancy on the Board of Trustees after such person’s 72nd birthday unless the Board of Trustees shall have made a determination that it is in the best interests of the Trust for such person to be nominated for election as a Trustee or appointed or elected to fill such vacancy.

Any Trustee may resign his or her trust by instrument in writing signed by him or her and delivered or mailed to the president, and such resignation shall take effect immediately or at a later date according to the terms of the notice. [§8.3] The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. In order to communicate to the Trust notice of a decision to resign, retire or refuse to stand for re-election as a Trustee, the Trustee desiring to make such communication shall be required to do so by written notice to the secretary.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees. The Board of Trustees may provide, by resolution, the time and place for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Meetings of the Board of Trustees shall be held from time to time upon the call of the president or any two of the Trustees. [§8.6] In addition, special meetings of the Board of Trustees may be called by or at the request of the chairman of the board. The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without other notice than such resolution.

Section 5. NOTICE. Notice of any meetings shall be given as provided in these Bylaws but may be waived by any Trustee either before or after such meeting. [§8.6] Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each Trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Trustee or his or her agent is personally given such notice in a telephone call to which the Trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. At any meeting a majority of the Trustees shall constitute a quorum. [§8.6] If, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of Trustees is required for action, a quorum must also include a majority or such percentage of such group.

The Trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Trustees to leave fewer than required to establish a quorum.

Section 7. VOTING. The concurrence of all the Trustees shall not be necessary for the validity of any action taken by them, but a decision expressed in a vote passed at a meeting by a majority of the Trustees shall constitute the action of the Board of Trustees and have the same effect as if assented to by all. [§8.6] The term “majority of the Trustees” whenever used herein shall mean more than one-half of the total number of Trustees then in office. [8.1]

Section 8. ORGANIZATION. At each meeting of the Board of Trustees, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the president and chief executive officer or, in the absence of the president and chief executive officer, a Trustee chosen by a majority of the Trustees present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Trust, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. CONSENT BY TRUSTEES WITHOUT A MEETING. The concurrence of all the Trustees shall not be necessary for the validity of any action taken by them, but a decision expressed in a writing signed by a majority of the Trustees without a meeting shall constitute the action of the Board of Trustees and have the same effect as if assented to by all. [§8.6] The signature of a Trustee may be made through electronic transmission, by electronic mail or otherwise. Any such action shall be filed with the minutes of proceedings of the Board of Trustees.

Section 11. VACANCIES. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled, the continuing or surviving Trustee or Trustees shall have all the powers granted to the Board of Trustees and discharge all the duties imposed upon the Trustees by the Declaration of Trust. [§8.1] In case a vacancy in the number of Trustees shall occur through an increase in the number of authorized Trustees, death, resignation, or removal (unless the vacancy occurring through removal has already been filled by the shareholders acting pursuant to the provisions of Section 10.2 of the Declaration of Trust), the remaining Trustees or Trustee may fill such vacancy by appointing by an instrument in writing signed by a majority of the Trustees such person as they or he or she in their or his or her absolute discretion shall see fit, but no such appointment shall become effective unless and until the person so appointed shall have delivered to the president an instrument in writing, signed by such person acknowledging and agreeing to be bound by the Declaration of Trust. Thereupon the Trust property shall vest in the new Trustee jointly with the continuing Trustee or Trustees without any further act or conveyance. [§8.4] Any individual appointed a Trustee in the manner described above shall hold office for the remainder of the full term of the class in which the vacancy occurred and until his or her successor is elected and qualifies.

The death, resignation, or removal of any one or more of the Trustees shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Declaration of Trust. [§8.5]

Section 12. COMPENSATION; FINANCIAL ASSISTANCE. The Trustees shall receive reasonable compensation for their general services as Trustees and officers under the Declaration of Trust, and may pay themselves or any one or more of them such compensation for special services as they in good faith may deem reasonable. [§8.7] Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 13. RELIANCE. Each Trustee and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented (a) by an officer or employee of the Trust whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented, (b) by a lawyer, certified public accountant or other person, as to any matter which the Trustee or officer reasonably believes to be within the person’s professional or expert competence, or (c) with respect to a Trustee, by a committee of the Board of Trustees on which the Trustee does not serve, as to any matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

Section 14. RATIFICATION. The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 15. CERTAIN RIGHTS OF TRUSTEES. A Trustee who is not also an officer of the Trust shall have no responsibility to devote his or her full time to the affairs of the Trust. Any Trustee or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.

Section 2. POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Trustees.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman, or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee), may fix the time and place of its meeting unless the Board of Trustees shall otherwise provide. If any member of any such committee is absent from a meeting of such committee, the members thereof present, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting if a consent in writing or by electronic transmission to such action is given by a majority of the members of the committee and is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The Board of Trustees shall annually elect from among its members a president, who shall be the principal officer of the Trust, and may elect from among its members or otherwise a secretary and such other officers or agents as it may deem advisable and may act in any manner by or through any such officer or agent. [§8.7] The Board of Trustees may from time to time delegate to such officers or agents such powers and duties as the Board of Trustees shall deem necessary or desirable. The other officers of the Trust shall be elected annually by the Board of Trustees, except that the president and chief executive officer may from time to time appoint one or more vice presidents (other than vice presidents designated as executive vice president or senior vice president), managing directors, assistant secretaries and/or assistant treasurers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees, the chairman of the board, the president and chief executive officer or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 4. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Board of Trustees shall annually elect from among its members a president, who shall be the principal officer of the Trust. [§8.7] As such, the president shall also serve as (and be designated as) chief executive officer. The president and chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and chief executive officer and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board of Trustees may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Trustees or the president and chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Trustees may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Trustees or the president and chief executive officer.

Section 7. CHIEF ACCOUNTING OFFICER. The Board of Trustees may designate a chief accounting officer. The chief accounting officer shall have the responsibilities and duties as determined by the Board of Trustees or the president and chief executive officer.

Section 8. CHAIRMAN OF THE BOARD. The Board of Trustees shall designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Trustees.

Section 9. VICE PRESIDENTS. The Board of Trustees may elect one or more vice presidents. In the absence of the president and chief executive officer or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and chief executive officer and when so acting shall have all the powers of and be subject to all the restrictions upon the president and chief executive officer; and shall perform such other duties as from time to time may be assigned to such vice president by the president and chief executive officer or by the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.

Section 10. MANAGING DIRECTOR. The Board of Trustees may elect one or more managing directors. The managing director (or in the event there be more than one managing director, the managing directors) shall perform such duties as from time to time may be assigned to such managing director by the president and chief executive officer or by the Board of Trustees. The Board of Trustees may designate one or more managing directors as managing directors for particular areas of responsibility.

Section 11. SECRETARY. The Board of Trustees may elect from among its members or otherwise a secretary. [§8.7] The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the president and chief executive officer or by the Board of Trustees.

Section 12. TREASURER. The Board of Trustees may elect a treasurer. The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees.

The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the president and chief executive officer and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Trust.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Trustees may elect one or more assistant secretaries and/or assistant treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president and chief executive officer or the Board of Trustees.

Section 14. COMPENSATION. The Board of Trustees shall fix the compensation of all officers whom it may elect or appoint. [§8.7] No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Trustee.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the president and chief executive officer, the chief financial officer, the chief accounting officer or any other officer designated by the Board of Trustees may determine.

ARTICLE VII

SHARES

Section 1. CERTIFICATES. The Board of Trustees may authorize the Trust to issue some or all of the shares of any class or series of its shares of beneficial interest with or without certificates. Unless otherwise determined by the Board of Trustees, certificates shall be signed by the president, and shall be countersigned by a transfer agent, and registered by a registrar, if any. There shall be filed with each transfer agent and registrar, if any, a copy of the form of certificate so approved by the Board of Trustees, certified by the president, and such form shall continue to be used unless and until the Board of Trustees approves some other form. In case any one or more officers of the Trust who shall have signed certificates shall cease to be such officer or officers before the certificates so signed shall have been actually issued, such certificates may nevertheless be issued with the same effect as though the persons who signed such certificates had not ceased to be such officers of the Trust. The Board of Trustees may in its discretion authorize certificates to be signed or authenticated by the facsimile signature of the officer or officers who are authorized to sign such certificates; provided that any certificate signed or authenticated by the facsimile signature of an officer shall not be valid unless countersigned by a transfer agent. [§4.2] In addition to the foregoing, each certificate shall contain the statements and information required by the Maryland REIT Law (the “MRL”) and shall be signed by the officers of the Trust in the manner permitted by the MRL. In the event that the Trust issues shares of beneficial interest without certificates, to the extent then required by the MRL, the Trust shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS. The certificates in the form approved by the Board of Trustees shall be treated as negotiable, and title thereto and to the shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate and the shares represented thereby of any business corporation. [§4.2]

Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his or her agent thereunto duly authorized in writing, together with such evidence of authorization and of other matters as may reasonably be required. The transfer shall be recorded on the register of the Trust, but until such record is made the shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Board of Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of the proposed transfer. [§5.4]

Any person becoming entitled to any shares in consequence of the death, bankruptcy or insolvency of any shareholder, or otherwise by operation of law, shall be recorded as the holder of the said shares upon production of the proper evidence thereof. But until such record is made, the shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Board of Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of such death, bankruptcy, or insolvency. [§5.5]

Upon the transfer of uncertificated shares, to the extent then required by the MRL, the Trust shall provide to record holders of such shares a written statement of the information required by the MRL to be included on share certificates.

Notwithstanding the foregoing, transfers of shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust and alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated. Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.

Section 4. FIXING OF RECORD DATE. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend, the Board of Trustees may from time to time fix a date not less than ten nor more than 90 days prior to the date of any meeting of shareholders or dividend payment as a record date for the determination of shareholders entitled to vote at such meeting or any adjournment thereof or to receive such dividend, and any shareholder who is a shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend even though he or she has since that date disposed of his or her shares, and no shareholder becoming such after said date shall be so entitled to vote at said meeting or any adjournment thereof or to receive such dividend. [§7.4] The Board of Trustees may also set a record date in accordance with the restrictions set forth above for the purpose of determining the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Each record date, in any case, shall not be prior to the close of business on the day the record date is fixed.

When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5. SHARE LEDGER; NON-RECORD HOLDERS; JOINT OWNERS. A register shall be kept by or on behalf of the Board of Trustees, under the direction of the Board of Trustees, which shall contain the names and addresses of the shareholders and the number of shares held by them respectively and a record of all transfers thereof. [§5.1] The Trust shall maintain the register referred to in the previous sentence at its principal executive office or at the office of its counsel, accountants or transfer agent.

Only shareholders so recorded shall be entitled to vote or to receive dividends or otherwise to exercise or enjoy the rights of shareholders. No shareholder shall be entitled to receive payment of any dividend, nor to have notice given to him or her as herein provided, until he or she has given his or her address to a transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon. [§5.1]

The Board of Trustees shall not, nor shall the shareholders or any officer, transfer agent or other agent of the Trust or of the Board of Trustees, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge, or equity to which any of the shares of the Trust or any interests therein are subject, or to ascertain or inquire whether any sale or transfer of any such shares or interest therein by any such shareholder or his or her personal representatives is authorized by such trust, charge, pledge, or equity, or to recognize any person as having any interest therein except for the persons recorded as such shareholders. The receipt of the person in whose name any share is recorded, or if such share is recorded in the names of more than one person, the receipt of any one of such persons or of the duly authorized agent of any such person, shall be a sufficient discharge for all dividends and other money and for all shares, bonds, obligations, and other property payable, issuable, or deliverable in respect of such share and from all liability to see to the application thereof. [§5.7]

The Board of Trustees may treat two or more persons holding any share as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or in any certificate that any person is in any other manner entitled to any future, limited or contingent interest in any share; provided, however, that any person recorded as a holder of any share may, subject to the provisions of the Declaration of Trust and these Bylaws, be described in the register or in any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship. [§5.5]

Section 6. FRACTIONAL SHARES AND SCRIP; ISSUANCE OF UNITS. In connection with any issuance of shares, the Board of Trustees may issue fractional shares or may provide for the issue of scrip for fractions of shares and determine the terms of such scrip, including, without limitation, the time within which the same must be surrendered for exchange into full shares and the rights if any of holders of scrip upon the expiration of the time so fixed, the rights if any to receive proportional distributions, and the rights if any to redeem scrip for cash, or the Board of Trustees may in its discretion, or if it sees fit, provide in lieu of scrip for the adjustment of fractions in cash at the option of each shareholder. The provisions of Section 1 and 2 of this Article VII hereinabove relative to certificates for shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Board of Trustees be signed by a transfer agent alone. [§4.3]

Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

Section 7. TRANSFER AGENTS AND REGISTRARS. The Board of Trustees shall have the power to employ a transfer agent or transfer agents, and if it so determines, a registrar or registrars. The transfer agent or transfer agents may keep said register and record therein the original issues and transfers, if any, of shares and countersign certificates of shares issued to the persons entitled to the same. The transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Board of Trustees or provided for in these Bylaws. [§5.2]

ARTICLE VIII

ACCOUNTING YEAR & ACCOUNTS

The Board of Trustees shall have power to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and from time to time change the fiscal year or method or form of accounts. [§2.17]

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. The Board of Trustees shall from time to time distribute ratably among the shareholders such proportions of the net profits, surplus (including paid-in surplus), capital, or assets of the Trust held by the Board of Trustees as it may deem proper, and such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof); and the Board of Trustees may distribute ratably among the shareholders additional shares issuable under the Declaration of Trust in such manner and on such terms as the Board of Trustees may deem proper; but the amount of all distributions and the time of declaration and payment thereof shall be wholly in the discretion of the Board of Trustees, as shall also the determination of what constitutes net profits or surplus, and such distributions may be made even though the paid-in capital of the Trust at the time of any distribution exceeds the net assets of the Trust based either on the market value (as determined by the Board of Trustees under Section 2.16 of Article 2 of the Declaration of Trust) or the book value; and such distribution may be among the shareholders of record at such other date (not more than 20 days prior to payment of such distribution) as the Board of Trustees shall determine. [§9.1]

Section 2. CONTINGENCIES. The Board of Trustees may always retain from the net profits such amount as it may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as it may deem desirable to use in the conduct of the affairs of the Trust or to retain for future requirements or extensions of the business. [§9.2]

ARTICLE X

INVESTMENT POLICY & PROHIBITED INVESTMENTS

Section 1. INVESTMENT POLICY. Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

Section 2. PROHIBITED INVESTMENTS AND ACTIVITIES. Notwithstanding anything to the contrary in the Declaration of Trust, the Trust will not, without the approval of a majority of the disinterested Trustees, (i) acquire from or sell to any Trustee, officer or employee of the Trust, or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which a Trustee, officer or employee of the Trust owns directly or indirectly more than a one percent interest or any affiliate of any of the foregoing, any assets or other property, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other transaction with any of the foregoing persons. Each such transaction will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Trust.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Trustees may adopt a seal from time to time. [§8.8] The seal shall contain the name of the Trust and the year of its formation and the words “Formed Maryland.” The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a Trustee or officer. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to an individual who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Declaration of Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board of Trustees may adopt, amend or repeal Bylaws not inconsistent with law or the Declaration of Trust to regulate the government of the Trust and administration of its affairs, including, but not limited to, the duties of the Trust’s officers, agents, servants and representatives. [§8.8] Such power to adopt, amend or repeal Bylaws shall be vested solely in the Board of Trustees.

ARTICLE XV

INTERPRETATION

All references to the Declaration of Trust shall include all amendments and supplements thereto and any other documents filed with the State Department of Assessments and Taxation related thereto.

For convenience of reference, certain portions hereof have been marked with italicized letters (“Declaration of Trust Portions”). The Declaration of Trust Portions reflect content that is derived from the Declaration of Trust. At the conclusion of each Declaration of Trust Portion, the relevant section of the Declaration of Trust from which such Declaration of Trust Portion has been derived is noted in brackets (e.g., “[§8.4]” refers to a Declaration of Trust Portion that is derived from Section 8.4 of the Declaration of Trust).